EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 6, 1999 relating to the financial statements, which appears in the Annual Report to Shareholders of the Stride Rite Corporation, which is incorporated by reference in the Stride Rite Corporation's Annual Report on Form 10-K for the year ended November 27, 1998. We also consent to the incorporation by reference of our report dated January 6, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.


                                          /s/ PricewaterhouseCoopers LLP

                                          PRICEWATERHOUSECOOPERS LLP


Boston, Massachusetts
June 17, 1999